UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:	July 9, 2015

Omagine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 48th Floor, New York, N.Y.	10118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act;

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐ Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.0 Entry into a Material Definitive Agreement.

On July 1, 2015, Omagine LLC (“Omagine”), a 60% owned subsidiary of Omagine, Inc. (OMAG”) signed a Usufruct Agreement (“UA”) with the Government of Oman (the “Government”) whereby the Government granted Omagine certain rights over one million square meters (approximately 245 acres) of beachfront land (the “Land”), which rights include the right to sell such Land on a freehold basis (the “Usufruct Rights”).

Omagine had previously signed a Development Agreement (“DA”) with the Government on October 2, 2014. The Land will be utilized by Omagine for the development in Oman by Omagine of a mixed use tourism and residential project (the “Omagine Project”).

On July 2, 2015 the Usufruct Agreement was registered with the Government, which registration perfected Omagine’s legal ownership of the Usufruct Rights. (See: Exhibit 10.4 and 10.5)

The DA specifies certain dates from which time periods for the execution by Omagine of various tasks are to be measured (the “Measurement Dates”). Pursuant to the DA, these Measurement Dates were the Execution Date of October 2, 2014 and the Effective Date of March 11, 2015.

On July 2, 2015, the Government confirmed in writing to Omagine its agreement that the aforementioned Measurement Dates are now changed. The single Measurement Date for the execution by Omagine of such various tasks enumerated in the DA is now July 1, 2015. (See: Exhibits 10.6 and 10.7)

The Omagine shareholders are:

i.	Omagine, Inc. which owns 60%, and

ii.	Royal Court Affairs which owns 25%, and

iii.	Two subsidiaries of Consolidated Contractors International Company, SAL, which collectively own 15%.

Royal Court Affairs (“RCA”) is an Omani organization representing the interests of His Majesty, Sultan Qaboos bin Said, the ruler of Oman. Consolidated Contractors International Company, SAL (“CCC”) is a multi-national construction and engineering company with over $5 billion of annual revenue, 130,000 employees worldwide and operating subsidiaries in, among other places, every country in the Middle East and North Africa (the “MENA Region”).

OMAG and Omagine are sometimes referred to collectively in this report as the “Company”.

Item 3.02 – Unregistered Sales of Equity Securities

On June 24, 2014 OMAG issued to an investor 1,000,000 common stock purchase warrants, each of which are exercisable for the purchase of one restricted share of OMAG’s $0.001 par value common stock (“Common Shares”) at a per share exercise price equal to the greater of: (a) $1.00 per Common Share, or (b) 80% of the closing sale price for a Common Share on the trading day immediately preceding the relevant exercise date (the “Tempest Warrants”). The Tempest Warrants and the Common Shares issuable upon exercise of the Tempest Warrants are “restricted securities” as that term is defined in the Securities Act of 1933, as amended. The Tempest Warrants expire on June 23, 2016.

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On August 15, 2014, 240,000 Tempest Warrants were exercised by an affiliate of the investor at an exercise price of $1.40 per Common Share for proceeds to OMAG of $336,000. On October 2, 2014 a further 250,000 Tempest Warrants were exercised by such affiliate at an exercise price of $1.31 per Common Share for proceeds to OMAG of $327,500.

On June 29, 2015 the investor exercised 158,228 Tempest Warrants at an exercise price of $1.58 per Common Share for proceeds of $250,000. In conjunction with this June 29, 2015 exercise, OMAG agreed with the investor to file a registration statement with the SEC to register all the aforementioned Common Shares presently owned by the investor and his affiliate as well as the remaining 351,772 Common Shares underlying the remaining 351,772 Tempest Warrants outstanding as of the date of this report.

Item 7.01 Regulation FD Disclosure.

On July 9, 2015 the Company issued a press release announcing the valuation of the Usufruct Rights owned by Omagine.

 A copy of the press release is attached hereto as Exhibit 10.3.

Item 8.01 Other Events.

Further to its continuing efforts to maximize clarity and transparency for its shareholders with respect to some inherently complex matters, the Company is providing the following information:

A.     The Usufruct Rights

Pursuant to a shareholder agreement (“SHA”), Royal Court Affairs made a non-cash capital contribution (the “Usufruct Rights”) into Omagine. The Land was previously owned by His Majesty Sultan Qaboos bin Said, the ruler of Oman, which His Majesty transferred to the Ministry of Tourism of Oman (“MOT”) on condition that the Land be used for the development of the Omagine Project. As a result, the registered owner of the Land is MOT but the registered owner of the Usufruct Rights over the Land is Omagine. The Usufruct Rights are therefore an intangible asset owned by Omagine.

From the Company’s perspective, the three most significant - but entirely different - questions to be resolved with respect to Omagine’s Usufruct Rights are:

1.	What is the value of Omagine’s Usufruct Rights ?
2.	How should Omagine’s Usufruct Rights be accounted for and recorded in Omagine’s financial statements and in the Company’s consolidated financial statements?
3.	Are Omagine’s Usufruct Rights “bankable” ? --- (i.e. will their value be considered by the banks as collateral for bank debt for the Omagine Project ?)

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As detailed below, the Company’s management has formed an opinion on the answers to all three of these questions but investors are cautioned that, because of the inherently complex process required to determine such answers, management has also determined to rely, over and above management’s reliance on its own opinions as detailed below, on the opinions of professional advisors who are qualified specialists in each such matter. The opinions expressed by management below and herein therefore may not be representative of the actual eventual outcomes or answers to the above 3 questions, each of which will be definitively determined at a date subsequent to the date of this report.

1.	Valuation of the Usufruct Rights

Since the Usufruct Rights are an intangible asset, they must be “valued” in a professionally recognized manner. In order to establish the value of the Usufruct Rights and properly record such value in its financial statements, Omagine contracted with three separate real-estate valuation firms, each of which are well known in Oman and Dubai and all of which have worldwide recognizable brands in the real-estate valuation business. These firms were tasked to provide Omagine with the value of its Usufruct Rights. All three valuations were conducted in accordance with the professional standards specified by the Royal Institution of Chartered Surveyors (“RICS”) and International Financial Reporting Standards (“IFRS”).

•	In November 2014, Omagine engaged the Oman office of Savills (http://www.savills.com/ (“Savills”) operating as Arabian Real Estate LLC http://www.savills.om). Savills provides real estate services from over 600 offices worldwide, is listed on the London Stock Exchange, and is a FTSE 250 Index company.
•	In December 2014, Omagine engaged a Dubai, UAE firm with extensive experience in Oman: DTZ International Ltd. (http://www.dtzglobal.com) (“DTZ”). DTZ is one of the top three global commercial real estate service companies, with more than 28,000 employees operating across more than 260 offices in 50 countries and $63 billion in transaction volume.
•	In January 2015, Omagine engaged another Dubai, UAE firm: Jones Lang LaSalle, UAE Limited, Dubai Branch (http://www.jll-mena.com/mena/en-gb/locations/Our-locations-in-MENA/dubai) (“JLL”). JLL has 53,000 employees operating across more than 230 offices in 80 countries.

The Savills and DTZ final valuation reports were received by Omagine in January 2015. The JLL final valuation report was received by Omagine on July 7, 2015.

Omagine and the Company are of the opinion that JLL’s valuation is flawed and most likely represents a statistical outlier. In an abundance of caution however, management has nevertheless determined to include the JLL valuation in its calculation of the average value of Omagine’s Usufruct Rights.

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The Usufruct Rights valuations by the three aforementioned firms are summarized in the table below:

Usufruct Rights Valuation
Valuation Firm	Omani Rials	U.S. Dollars *
Savills	OMR 295,000,000	$766,233,000
DTZ	OMR 385,000,000	$999,999,000
JLL	OMR 150,000,000	$389,610,000
Average	OMR 276,666,667	$718,614,000
* (based on July 7, 2015 XE Currency Converter exchange rate)

It is management’s considered judgment, that the reliability and accuracy of any valuation (such as that of Omagine’s Usufruct Rights) is a function of several elements. Certainly, the quality, history and reputation in the market of the “valuer” company is very important – and in the present instance, all three valuer firms engaged by Omagine (Savills, DTZ & JLL) are high quality firms with excellent reputations and well deserved brand recognition.

It is also management’s opinion however that although the engagement of a well regarded valuation firm is a necessary element to obtaining a quality outcome – it is not exclusively sufficient to the obtaining of such a quality outcome.

Assuming a well regarded firm is engaged, it is management’s view that the appointment by such firm of a qualified and experienced team with at least one member having substantial direct experience in the market being examined is of paramount importance. It is in this latter aspect (the direct Oman market experience of the actual team of valuers appointed within JLL for the Omagine engagement) on which we feel JLL fell short. We assume JLL would disagree with management’s assessment in this matter but our assessment is not meant to reflect negatively on JLL generally, or as a company, or even on the particular team members assigned to the Omagine engagement who are quite experienced in markets other than Oman. Our assessment is given merely to inform our shareholders of management’s considered opinion with respect to the relative weights of reliability with which management judges the three valuations.

In evaluating and judging the relative reliability of the three valuations received (admittedly, a subjective exercise), Omagine management has put greater emphasis and weight on the level and duration of direct Muscat, Oman area real-estate valuation experience held by the actual persons doing the valuation within such firm, rather than solely on the firm’s reputation or brand recognition.

Management believes that - assuming the appointment of an experienced valuer team in each instance - then the firm with the greatest amount of direct, on-the-ground experience in the particular market being examined is most likely to deliver the most reliable valuation number. We therefore believe that the Savills’ valuation is the most reliable; DTZ’s valuation is the second most reliable; and JLL’s valuation is the least reliable (and in management’s opinion, probably unreliable). Management based its reliability judgments on the following:

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a.      Savills is the only one of the three valuation firms located in Muscat, Oman. The Land which is the subject matter of the Omagine Usufruct Rights valuation is located in Muscat. Savills is the closest to the real-estate market being examined and is extremely well experienced in the Oman and Muscat real-estate market. Moreover the Managing Director of Savills in Muscat who personally performed the Usufruct Rights valuation for Omagine is a RICS fellow who has lived and worked in Muscat for over 20 years during which time he continuously worked exclusively in the real-estate and valuation business. During this 20+ year time span, he has performed many other such valuations for various Muscat properties and is well respected by local banks and market participants for his knowledge and understanding of the Muscat real-estate market.

b.      DTZ is a well regarded and worldwide known brand in the real-estate valuation business and their valuation for Omagine was handled out of their Dubai, UAE office. DTZ has performed valuations throughout the Middle East and they have a great deal of experience in Oman, having performed many real-estate valuations in Muscat for various properties and clients over the years. More importantly, the two man team DTZ assigned to the Omagine valuation consisted of the DTZ Director for the United Arab Emirates who was also DTZ’s Head of Valuation in the UAE and who also had direct prior experience in Oman and Muscat; and an Associate Director of Valuation who had primary responsibility for the valuation. This Associate Director, moreover had previously lived for many years in Muscat, Oman where he worked within the real-estate management, valuation and development consultancy sectors. In Oman he was Head of Real Estate Consultancy for a global real estate practice, providing development, feasibility and valuation advice to various clients including international and regional developers, banks, pension funds, hoteliers and investment/holding companies. While in Oman, he carried out large scale valuations, development appraisals and feasibility studies on large scale mixed use developments on plots ranging from 4,000 square meters to 2 million square meters. This DTZ Associate Director, who was primarily responsible for the Omagine valuation, also served on the Oman board of the Royal Institution of Chartered Surveyors (RICS).

c.       JLL also has a well regarded and worldwide known brand in the real-estate valuation business and their valuation for Omagine was also handled out of their Dubai, UAE office. JLL has also performed valuations throughout the Middle East, including in Oman but, to our best information and belief, JLL has less direct Oman experience then either DTZ or Savills. Importantly in our judgment also, the two man team assigned by JLL to perform the Omagine valuation consisted of a quite capable and experienced Chartered RICS Surveyor with several years of experience in London and more recently in the Middle East – but only very limited experience in Muscat or Oman, and a very junior person who is not RICS qualified and is quite inexperienced. JLL’s proposal also listed other more senior RICS qualified executives with greater Oman experience and we believe the outcome of JLL’s valuation for Omagine would have benefitted from the more direct, rather than supervisory, involvement of these executives. So, although we continue to have the highest regard for JLL, it is our admittedly subjective viewpoint, that they fell short in the Omagine valuation because, in this instance, their valuation team had limited exposure and understanding of the Muscat market and this, we believe, is reflected in their valuation. JLL would no doubt disagree with management’s assessment but we offer it here merely to transparently inform our shareholders of the internal subjective criteria we utilized to score the relative reliability management placed on the three valuations received. Although the Company believes that JLL’s valuation may be and probably is, a statistical outlier, in deference to JLL’s vast experience in the real-estate valuation business, we have nevertheless included it when calculating the average value of Omagine’s Usufruct Rights.

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Even after allowing for the relative opaqueness of the Oman real estate market, the Company believes that the average valuation number - $718,614,000 - which is very close to the valuation number from Savills which we regard as the most reliable valuation, is a reasonable and accurate assessment of the value of Omagine’s Usufruct Rights.

2.	Accounting for the Usufruct Rights

Omagine is a limited liability company organized under the laws of the Sultanate of Oman and its financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”). Omagine’s financial statements are audited by Deloitte & Touche (M.E.) & Co. LLC (“Deloitte”). In order to maintain its independence as Omagine’s outside independent auditor, Deloitte has advised us it will not render “internal accounting advice” on the accounting for the Usufruct Rights.

OMAG is a U.S. company which prepares its financial statements in accordance with accounting principles generally accepted in the United States (“USGAAP”) and the Company prepares its consolidated financial statements in accordance with USGAAP.

In the majority of cases, consolidating IFRS prepared financial statements with USGAAP prepared financial statements is a straightforward exercise without consequence but occasionally, as with determining the correct accounting treatment of an “intangible asset” such as Omagine’s Usufruct Rights it is not so straightforward, and the Company must follow the guidelines and sometimes complex interpretive guidance with respect to both IFRS and USGAAP in order to properly account for the acquisition of the Usufruct Rights in both Omagine’s and the Company’s consolidated financial statements.

The Shareholder Agreement (in relevant part, at Clause 4.1[d][iii]), states the following with respect to RCA’s subscription for Omagine Shares:

“the subscription by RCA for six hundred sixty three thousand seven hundred fifty (663,750) Shares at a purchase price equal to that amount of Omani Rials determined to be the value of the PIK”

The term “PIK” in the Shareholder Agreement refers to the Usufruct Rights.

Management’s present interpretation of the applicable IFRS regulations pertaining to the proper method of accounting for “intangible assets” such as the Usufruct Rights (PIK) is that the issue turns on the question of whether or not “consideration” was paid for the intangible asset in question. We have seen the issue of accounting for “usufruct rights” pursuant to IFRS handled in different ways on the books of two publicly held European companies whose financial statements were both prepared in accordance with IFRS. In those cases:

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a.

when consideration was paid for the usufruct rights, then the value of such consideration paid for the usufruct rights (as determined) was recorded as an intangible asset in the balance sheet of the company’s financial statements, and

b.	when consideration for the usufruct rights was not paid (i.e. if they were acquired free of charge), then the value of the usufruct rights (as determined) was not recorded as an intangible asset in the balance sheet but was disclosed in the footnotes of the company’s financial statements.

In this regard, it is management’s opinion that Clause 4.1[d][iii] of the Shareholder Agreement (quoted above) resolves the question of consideration. Omagine has clearly paid 663,750 Omagine Shares for the Usufruct Rights.

This – the accounting question for Omagine – is an entirely different question than the “valuation” question addressed above. The consideration given for the 663,750 Omagine Shares is the Usufruct Rights. We believe, in any event, that the value of the Usufruct Rights is more readily determinable than the value of the 663,750 Omagine Shares. Therefore the value of the Usufruct Rights should, in management’s present opinion, be recorded as capital on Omagine’s financial records. If the consideration consists of a “payment-in-kind” as is the case with Usufruct Rights – then the value of that consideration –– whatever it turns out to be – must be determined in order to properly account for the correct number in the relevant financial statements. As indicated in the discussion above, Omagine and Company management presently believe that the correct number for the value of such consideration is $718,614,000.

Omagine management’s present opinion therefore is that Omagine should record the $718,614,000 average valuation of its Usufruct Rights as an intangible asset on its balance sheet as a capital contribution from RCA but management will not persist in this opinion absent the consent of its independent auditor Deloitte & Touche (M.E.) & Co. LLC. Deloitte will not opine on this matter until after it has reviewed Omagine’s theory and determination in the matter. It is Omagine’s obligation to first make such determination independent from its auditor, Deloitte.

Notwithstanding the foregoing present opinion of management, Omagine is presently consulting with its IFRS accounting consultant before definitively determining the correct method of reflecting the $718,614,000 average value of its Usufruct Rights in its IFRS compliant financial statements. We expect to arrive at a final conclusion on this matter shortly.

Only after the IFRS methodology is resolved will we address and resolve how the Usufruct Rights will be recorded in the Company’s consolidated financial statements in accordance with USGAAP.

In this regard, and since the value of the Usufruct Rights is substantial, Omagine has retained the services of PriceWaterhouseCoopers LLP (“PWC”) to provide Omagine with PWC’s opinion of the correct IFRS compliant accounting method to be utilized in recording the value of the Usufruct Rights on Omagine’s financial statements. Omagine expects to receive the PWC opinion within the next two weeks and the Company intends promptly thereafter to engage a U.S based expert accounting firm to similarly advise the Company of the correct accounting method to be followed in recording the value of the Usufruct Rights on the Company’s consolidated financial statements in accordance with USGAAP.

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The Company’s financial statements are prepared in accordance with USGAAP and Omagine’s financial statements are prepared in accordance with IFRS. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the disclosure thereof elsewhere in the notes to such financial statements. The policies discussed in this report with respect to valuing Omagine’s Usufruct Rights are considered by management to be critical to an understanding of our financial statements because their application places the most significant demands on management's judgment, with financial reporting results relying on estimation about the effect of matters that are inherently uncertain. For all of these policies, management cautions that future events rarely develop exactly as forecast, and the best estimates routinely require adjustment.

3.	Bankability of the Usufruct Rights

The Company and CCC financial executives have held numerous meetings and discussions over the past several months with many major local and international banks, the purpose of which was to discuss the prospects for such banks providing “Project Financing” for the Omagine Project. Project Financing which is expected to be composed primarily of syndicated debt financing from banks is a crucial matter to address and accomplish in order to make the Omagine Project a reality. Based on present assumptions, we estimate that Omagine’s peak Project Financing requirements will be approximately $350 to $400 million during the development cycle of the Omagine Project.

The process of obtaining Project Financing is not a trivial exercise for any developer. In almost all cases, it is a time-consuming, complicated, drawn-out and expensive process. When successful, the process culminates in an event known as a “Financial Close” – usually several Financial Close events - as projects of the size and scope of the Omagine Project are almost always developed in “Phases” (which, among other things, reduces risk to the banks). The Omagine Project will be developed in Phases.

The process of arriving at a Financial Close involves some or all of the following: A Financial Adviser is appointed by Omagine to, among several other things, structure and organize the syndicated bank financing among several banks. The Financial Adviser may or may not be a participant in the bank financing syndicate so organized. Omagine also plans to appoint several other specialized consultants whose efforts are crucial to reaching a Financial Close. These consultants include, but are not limited to, a master planning company, a consulting engineering company, a real estate consultant and a hospitality consultant. Together, these consultants and advisers, along with CCC as the general contractor, all inform and contribute to the final design process for the project.

Exact sizes, shapes and placement of the various project elements (residential, hotels, entertainment, landscape, etc.) are determined and as the master plan evolves and takes shape, the various Phases of development and construction will also naturally evolve. Simultaneously with these processes, the Financial Adviser will be updating the Omagine Project’s financial model to reflect the precise and final constituent project elements along with their projected costs and associated projected revenue streams. Finally, all of the foregoing data, and other marketing, sales and strategic planning studies we have created, are assembled into a “Business Plan” for Omagine. With the Business Plan in hand and with the Financial Adviser in the lead, Omagine (along with CCC) and the Financial Adviser and other select consultants set about the business of making final presentations to the various banks, with which we are now and will continue to be in touch, with the objective of achieving a Financial Close.

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With respect to any proposed Project Financing requirements, the question of whether or not Omagine’s intangible asset – the Usufruct Rights – can or will be used by the various banks as collateral to support such Project Financing is therefore of considerable importance.

The Omagine DA (See: Exhibit 10.1) addresses this matter in considerable length and clearly contemplates that Omagine will be granting a security interest in its Usufruct Rights to Lenders to the project. The DA further obliges the Government – as the registered owner of the Land – to consent to any such grant of a security interest by Omagine. (See Clause 22 of the DA – Lenders Security Interests). Also See: Schedule 20 to the DA – Principles of Direct Agreement – which states in relevant part:

“… the Government shall enter into Direct Agreements with Lenders acknowledging their rights by way of Security Interests over certain assets of the Project Company including an assignment to the Lenders of the Development Agreement, the Usufruct Agreement, other related agreements, and the Project Assets …”

The many major local and international banks with which Omagine management and CCC have met – and with whom we continue to meet and update - have indicated that Omagine’s Usufruct Rights over the Land will be considered by the banks as collateral to support Project Financing debt facilities for the Omagine Project. Furthermore these banks have also indicated to us that, it is irrelevant to them whether or not the value of such Usufruct Rights appear on Omagine’s balance sheet or in the notes to its financial statements.

Omagine management is therefore presently confident that the $718,614,000 value of its Usufruct Rights will be considered by the banks as collateral for Project Financing bank debt for the Omagine Project. Notwithstanding the foregoing statement however, it is not possible at this time to predict with certainty what future events may alter Omagine’s present assessment of its ability to use its Usufruct Rights to collateralize Project Financing bank debt. The only definitive time this matter can be resolved is at the conclusion of a Financial Close.

Any reference in this report to a term or condition of the Development Agreement, the Usufruct Agreement and/or the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of such agreements. The full text of the Development Agreement is attached hereto as Exhibits 10.1 and 10.2. The full text of the Usufruct Agreement is attached hereto as Exhibits 10.4 and 10.5. The full text of the Shareholder Agreement is attached hereto as Exhibits 10.9.

B.     Other Matters

Since the October 2, 2014 signing of the DA with the Government, management has expended considerable effort and resources on many key matters to the Company’s advantage. The present status of some of the more important of those matters are summarized below.

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●	The CCC Contract Omagine has engaged the largest law firm in Europe to draft the construction contract (the “CCC Contract”) proposed to be executed between Omagine and CCC’s Omani operating subsidiary, Consolidated Contractors (Oman) Company LLC (“CCC-Oman”). The Company continues to enjoy a good working relationship with CCC and CCC-Oman and in this regard, since the UA is now registered with the Government, CCC-Oman will now begin several initial activities at the Omagine Site (surveying, fencing, etc.) - even before the formal conclusion and signing of the CCC Contract. The CCC-Contract is now presently expected to be formally executed and approved by the parties within the next 60 days.

●	The DA Timelines As noted above, on July 2, 2015, the Government confirmed that the single Measurement Date for the execution by Omagine of various tasks enumerated in the DA is now July 1, 2015. (See: Exhibits 10.6and 10.7)

●	Other Important Consultants We have conducted exhaustive interviews and have reviewed multiple iterations of proposals from key consultants. We now expect to be making several crucial consultant appointments in the coming several months, including: a financial adviser, hospitality adviser, real-estate adviser, master planner, engineering consultant, construction management consultant and program manager.

●	Equity Financing for Omagine There is enormous investor liquidity in Oman and the GCC. Over the past six months, we have conducted many investor presentations with sovereign funds, investment funds and high-net worth individuals in Oman, Kuwait, Saudi Arabia, Qatar and the United Arab Emirates, who have indicated a high level of interest in becoming equity investors in Omagine. These investor discussions are ongoing.

●	Project Financing for Omagine There is also enormous banking liquidity in Oman and the GCC. Over the past six months, we have conducted, and will continue to conduct, numerous meetings with major local and international banks. We have witnessed a large appetite at such banks for providing project financing debt facilities for the Omagine Project’s development.

●	Updated Studies In addition to the three land valuation reports described above, during the past many months we have completed an independent third party update to our feasibility study and have had our internal financial model updated by specialist real-estate investment bankers and advisers.

●	The Omagine Strategic Plan Since October 2014, Omagine’s Managing Director, Frank Drohan and its Deputy Managing Director, Sam Hamdan have devoted a large amount of time and effort to developing a robust Strategic Plan for Omagine and the Company. Mr. Hamdan, who is a well known strategic planning consultant for a wide variety of companies and government agencies was particularly crucial to this effort. The approximately 200 page Omagine Strategic Plan is now near completion.

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Forward Looking Statements

This report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this report that are not historical facts, may be deemed to be forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements.  These statements are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Investors and readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this report on Form 8-K.  Except as may be required under applicable law, we assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report on Form 8-K.  Additional information on risks and other factors that may affect the business and financial results of Omagine, Inc. can be found in other filings (the “SEC Filings”) of Omagine, Inc. with the United States Securities and Exchange Commission (the “SEC”). Investors are urged to review the Company’s other SEC Filings.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit Number and Description:

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Exhibit No.	Description

Exhibit 10.1	The Development Agreement dated October 2, 2014 by and between Omagine LLC and the Government of the Sultanate of Oman represented by the Ministry of Tourism of Oman (1)

Exhibit 10.2	A PDF reference copy of Exhibit 10.1 (2)

Exhibit 10.3	The press release dated July 9, 2015

Exhibit 10.4	The Usufruct Agreement dated July 1, 2015 by and between Omagine LLC and the Government of the Sultanate of Oman represented by the Ministry of Tourism of Oman, as registered by the Ministry of Housing of Oman on July 2, 2015

Exhibit 10.5	A PDF reference copy of Exhibit 10.4

Exhibit 10.6	An English translation of the letter dated July 2, 2015 from the Ministry of Tourism to Omagine LLC (i) handing over the Omagine Site, and (ii) extending the effective commencement date of the Development Agreement to July 1, 2015.

Exhibit 10.7	A PDF reference copy of the original Arabic version of Exhibit 10.6

Exhibit 10.8.1	The Savills Final Valuation Report

Exhibit 10.8.2	The DTZ Final Valuation Report

Exhibit 10.8.3	The JLL Final Valuation Report

Exhibit 10.9	The Shareholder Agreement (3)

(1)	Previously filed with the SEC on October 2, 2014 as an exhibit to Omagine’s current Report on Form 8-K and incorporated herein by reference thereto.

(2)	Previously filed with the SEC on October 2, 2014 as a reference copy exhibit to Omagine’s current Report on Form 8-K.

(3)	Previously filed with the SEC on November 8, 2011 as an exhibit to Omagine’s quarterly Report on Form 10-Q for the period ended September 30, 2011 and incorporated herein by reference thereto and a reference copy was filed as an exhibit to Omagine’s current Report on Form 8-K filed with the SEC on May 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2013

Omagine, Inc.
(Registrant)

By:	/s/ Frank J. Drohan
Frank J. Drohan Chairman of the Board, President and Chief Executive Officer

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